UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 22, 2010

Delaware	1-10776	25-0530110

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Calgon Carbon Corporation (the “Company”) with the Securities and Exchange Commission on April 23, 2010. Amendment No. 1 is being filed to amend only Item 5.07 to include the final “certified” voting results received from the independent inspector of election for the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) held on April 22, 2010.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 22, 2010, the Company held its 2010 Annual Meeting. A total of 56,159,327 shares of the Company’s common stock were entitled to vote as of March 11, 2010, the record date for the Annual Meeting. There were 42,552,509 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on two proposals. Set forth below are the matters acted upon by the stockholders of the Company at the Annual Meeting, and the final voting results of each such proposal.
Proposal 1 – Election of Directors
The stockholders elected three Directors for the Class of 2013. The results of the vote were as follows:

Director	For	Withheld	Broker Non-Vote
Robert W. Cruickshank	36,574,716	1,757,565	4,220,228

Julie S. Roberts	37,000,268	1,332,012	4,220,228

J. Rich Alexander	36,779,369	1,552,912	4,220,228
Proposal 2 – Ratification of Appointment of the Independent Registered Public Accounting Firm for 2010
The stockholders voted to ratify the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2010. The results of the vote were as follows:

For	Against	Abstaining	Broker Non-Vote
39,241,451	2,932,046	379,012	0

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION (Registrant)
Date: May 13, 2010	/s/ Richard D. Rose
(Signature)
Richard D. Rose Vice President, General Counsel and Secretary